UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2017

LEVEL BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4521 Sharon Road, Suite 407, Charlotte, NC 28211
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-5800 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 16, 2017, Level Brands, Inc. (the “Company”) closed its initial public offering (“IPO”) pursuant to Regulation A+ of 2,000,000 shares of common stock, par value $0.001. The shares of common stock were sold at an offering price of $6.00 per share, generating gross proceeds of $12,000,000 to the Company. The common stock was sold pursuant to the Company’s offering statement on Form 1-A (File No. 024-10742).

In connection with the consummation of the IPO, the common stock was approved for listing on the on the NYSE American under the symbol “LEVB” commencing Friday, November 17, 2017.

A copy of the press release issued by the Company announcing closing of the IPO is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to General Instruction B.2 of Form 8-K, the information appearing in this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Level Brands, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

99.1 Press Release dated November 16, 2017 Announcing Closing of Initial Public Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVEL BRANDS, INC.

Date: November 17, 2017	By:	/s/ Mark Elliott
Chief Financial Officer and Chief Operating Officer

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